Exhibit 99.2




                                     NELNET

           Compliance Audits (Attestation Engagements) For Lenders and
   Lender Servicers Participating in the Federal Family Education Loan Program









                                  Final Report

                                 Nelnet - Denver


                                Table of Contents





Independent Accountants' Report

Nelnet - Denver Statement of Compliance

APPENDIX

A    Background

B    Listing of Lenders Covered by Compliance Attestation

                         Independent Accountants' Report



The Board of Directors
Nelnet Loan Services, Inc.

We have examined management's assertions, included in the accompanying representation letter dated March 13, 2003, that Nelnet Loan Services, Inc. (Nelnet - Denver) complied with the following compliance requirements specified in the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (the Guide) issued by the U.S. Department of Education, Office of the Inspector General, dated December 1996, relative to Nelnet - Denver's administration of the Federal Family Education Loan Program on behalf of its lender clients, as listed in Appendix B, during the year ended December 31, 2002:

o  Support for ED Forms 799
o  Documentation
o  Payment of Loan Origination Fees
o  Interest Benefits - Eligibility, Proper Rate and Proper Calculations
o Special Allowance Payments - Eligibility and Proper Calculation of Average Daily Balances
o  Accurate Loan Principal Balances
o  Reporting of Sales, Purchases and Transfers
o  Recording of Student Status Changes
o  Payment Processing
o  Due Diligence in the Collection of Loans
o  Timely Filing of Claims
o  Curing Due Diligence/Timely Filing Violations

We have also examined management's assertion that Nelnet - Denver maintained effective internal control over compliance with the aforementioned compliance requirements as of December 31, 2002 based upon criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Management is responsible for Nelnet - Denver's compliance with, and for maintaining effective internal control over compliance with, those requirements. Our responsibility is to express an opinion on management's assertions based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants, Government Auditing Standards, issued by the Comptroller General of the United States, and the Guide and, accordingly, included examining, on a test basis, evidence about Nelnet - Denver's compliance with those requirements, obtaining an understanding of the internal control over compliance with the specified compliance requirements, testing, and evaluating the design and operating effectiveness of the internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Nelnet - Denver's compliance with specified requirements.

Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control over compliance with the specified requirements to future periods are subject to the risk that internal control over compliance may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

In our opinion, management's assertions that Nelnet - Denver complied with the aforementioned compliance requirements for the year ended December 31, 2002 are fairly stated, in all material respects. Also in our opinion, management's assertion that Nelnet - Denver maintained effective internal control over compliance with the aforementioned compliance requirements as of December 31, 2002, is fairly stated, in all material respects, based upon criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

This report is intended solely for the information and use of the Board of Directors and management of Nelnet Loan Services, Inc., the specified lender clients, and the U.S. Department of Education and is not intended to be and should not be used by anyone other than these specified parties.

                                  /s/ KPMG LLP
                                  ------------------


March 13, 2003

                                   APPENDIX A
                           NELNET LOAN SERVICES, INC.

                                   Background



The Higher Education Act of 1965 (HEA), as amended, requires each lender, as defined in section 428(b)(1)(U) of the HEA, participating in the Federal Family Education Loan (FFEL) Program to obtain a compliance attestation of its FFEL Program. These compliance attestations are performed in accordance with the AICPA's Professional Standards for Attestation Engagements (SSAE) No. 10,
Section 800, the general fieldwork and reporting standards in Government Auditing Standards, issued by the Comptroller General of the United States; and the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (the Guide) issued by the US Department of Education, Office of Inspector General, dated December 1996.

Lenders using a third-party service organization(s) to service all or part of its FFEL Program loan portfolio may not be able to make all of the assertions required in Section II of the Audit Guide. In those situations, the Department of Education will accept, as meeting the lender audit requirement, an independent accountants' report based upon an "alternative or combined" engagement as defined in Section III of the Audit Guide. The lender must obtain from the service organization an audit/attestation report that meets the requirements described in Section III of the Audit Guide.

The independent accountants' report(s) must include their opinion with respect to the service organization's compliance with the specified requirements in
Section II of the Audit Guide pertaining to functions carried out by the servicing organization.

Nelnet Loan Services, Inc. (Nelnet - Denver) is a for profit third-party student loan servicing organization responsible for the proper and timely performance of many aspects of student loan processing. The primary services provided to the loan holders by Nelnet - Denver are:

o accepting loan origination and disbursement information on new and existing borrowers;

o processing of general borrower correspondence, forbearance and deferment requests and borrower status changes;

o    receiving and tracking original, imaged or electronic loan documentation;

o maintaining borrower demographic information while the student is in school, billing accrued interest to the appropriate parties, and combining multiple loans where appropriate;

o processing borrower loans through the grace period, placing the loans into repayment and calculating monthly payment amounts; and;

o applying loan payments, calculating delinquency periods, collection activities, claim processing on defaulted loans and cure procedures for defaulted loans rejected by the guarantor.

The functions described above provide a basis for Nelnet - Denver to prepare information for the quarterly Lender's Interest and Special Allowance Request and Reports (ED Form 799).

The lender ID's covered by this report are included in Appendix B.

                                   APPENDIX B
                           NELNET LOAN SERVICES, INC.

              Listing of Lenders Covered by Compliance Attestation



203760     800802   808134   820937    828610   831692    833457
213760     801890   808238   820967    828785   831819    833471
231455     801891   808258   821623    828875   831836    833487
313760     801894   808260   821666    829005   831846    833500
331300     801935   808316   822022    829030   831846    833501
421623     801943   808426   822366    829223   831870    833585
428577     801947   808441   822660    829262   832036    833610
430628     801953   808471   822908    829394   832057    833669
508471     802828   808543   823065    829565   832339    833670
521623     802995   808874   823546    829626   832347    833674
528577     803258   808888   823817    829691   832640    833702
530868     803266   808936   823964    829717   832775    833733
531300     803310   808959   824072    829769   832934    833741
605156     803414   809063   824289    830186   833005    833806
605974     803909   809678   824690    830248   833074    833817
607743     804012   810148   825033    830427   833078    833820
608036     804456   810470   825310    830469   833079    833821
608543     804575   810509   825585    830525   833088    833832
610755     804860   810755   825641    830547   833093    833872
611353     804868   811077   826351    830549   833101    833873
619628     805041   811353   826442    830604   833135    833892
620682     805147   813285   826509    830617   833174    833895
622660     805178   813760   826717    830624   833189    833934
630868     805806   814392   826757    830631   833205    833953
631300     805943   815502   826947    830772   833207    888884
631484     805974   815678   826953    830868   833211    888886
633820     806361   815979   827192    830974   833212    899982
633832     806400   819524   827610    831008   833220    899988
705147     806595   819628   827735    831299   833271
724690     806773   819824   827800    831300   833305
728577     807743   820334   827866    831419   833310
732775     807806   820393   828148    831455   833325
733135     808036   820622   828478    831484   833452
800241     808047   820682   828577    831593   833456

March 13, 2003



Mr. Dwight Keith KPMG LLP
233 South 13th Street
Suite 1600
Lincoln, NE 68508-2041

Dear Mr. Keith:

We, as members of Nelnet Loan Services, Inc. (Nelnet - Denver) are responsible for complying with the requirements of the Federal Family Education Loan (FFEL) Program. We are responsible for and we have established and maintained an effective internal control structure over FFEL Program requirements. We have performed an evaluation of Nelnet - Denver's compliance with the following requirements of the FFEL Program during the year ended December 31, 2002. Based on this evaluation, we assert that during the year ended December 31, 2002, Nelnet - Denver has materially complied with the FFEL Program requirements below relative to those services provided to our clients.

o The loan information (loan types, interest rate, beginning and ending principal loan balances), and loan status (past due, in grace, in deferment) reported in Parts II, III, IV, V, and VI of either the ED Form 799(s) prepared by Nelnet - Denver and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet - Denver and submitted to our lender clients during the year ended December 31, 2002 agrees with Nelnet - Denver's summary records/ledger and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with the requirements that such information be in agreement.

o Nelnet - Denver supported loans reported in either the ED Forms 799s prepared by Nelnet - Denver and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet - Denver and submitted to our lender clients during the year ended December 31, 2002 with - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance requirements for supporting loans with - loan records that include all applicable documents listed in Section II, Compliance Requirements 2, of the Audit Guide that our lender clients have contracted with Nelnet - Denver to store.

o During the year ended December 31, 2002, Nelnet - Denver completely reported, classified and computed, in accordance with ED Form 799 instructions - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with ED Form 799 instructions for classifying and computing - the loan origination information reported in
     Part II in either the ED Form 799s prepared by Nelnet - Denver and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet - Denver and submitted to our lender clients. During the year ended December 31, 2002, Nelnet - Denver paid ED - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements for payment to ED of - origination fees in excess of interest and special allowance.

o Loans included in Part III of either the ED Form 799s prepared by Nelnet - Denver and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet - Denver and submitted to our lender clients during the year ended December 31, 2002 were - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements that loans are (1) in a status eligible for interest benefits,
     (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the HEA, as amended, and (3) classified in the correct interest rate category in accordance with ED Form 799 instructions. Ending principal amounts, average daily balances, and interest amounts were calculated in accordance with - and as of December 31, 2002, Nelnet - Denver had effective internal controls over compliance with requirements for calculation in accordance with - the ED Form 799 instructions.

o Loans included in Part IV of either the ED Form 799s prepared by Nelnet - Denver and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet - Denver and submitted to our lender clients during the year ended December 31, 2002 were, - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements that loans are - (1) in a status eligible for special allowance and (2) properly categorized on the ED Form 799 in accordance with the ED Form 799 instructions. Ending principal balances, average daily balances, and adjustments for differences in average daily balances were calculated in accordance with - and as of December 31, 2002, Nelnet - Denver had effective internal controls over compliance with requirements for calculation in accordance with - the ED Form 799 instructions.

o In Parts V and VI of the ED Form 799s prepared by Nelnet - Denver and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet - Denver and submitted to our lender clients during the year ended December 31, 2002, Nelnet - Denver properly classified and accurately reported - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements to properly classify and report - loan principal balances in accordance with the ED Form 799 instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Part VI.)

o Loan purchases and sales made on behalf of our lender clients during the year ended December 31, 2002 were recorded by Nelnet - Denver in accordance with - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance for recording loan purchases/sales in accordance with (identify the applicable documents such as purchase/sales agreements or the instructions ABC lender provided to Nelnet - Denver) with respect to the start/end date of eligibility for interest, special allowance and responsibility for payment of loan origination fees. During the year ended December 31, 2002, Nelnet - Denver paid ED - and as December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements for payments to ED of - loan origination fees for which we were responsible for paying on behalf of our lender clients in accordance with the agreements. During the year ended December 31, 2002, Nelnet - Denver recorded completely and accurately in the servicer's loan servicing systems - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements to record completely and accurately in the servicer's loan servicing systems - all applicable ED Form 799 loan data for loans transferred, including beginning balances.

o Upon receipt of Student Status Confirmation Reports or other notification of change information for loans serviced during the year ended December 31, 2002, Nelnet - Denver accurately updated - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements to accurately update - loan records for changes to student status, including conversion to repayment status in accordance with 34 CFR 682.401(b)(20) and 34 CFR 682.209, respectively.

o    For loans serviced during the year ended December 31, 2002, Nelnet -
     Denver: (a) calculated - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements to calculate - interest and principal in accordance with 34 CFR 682.304 and (b) applied - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements to apply (i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209 or the documented specific request of the borrower.

o For loans serviced during the year ended December 31, 2002, Nelnet - Denver complied with - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with - the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or pre-claims assistance set forth in 34 CFR 682.411 (c)-(m).

o For loans serviced during the year ended December 31, 2002, Nelnet - Denver complied with - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with - deadlines for timely filing of claims with the guaranty agency concerning death, disability, false certification, closed schools, or bankruptcy contained in 34 CFR 682.402(b), (c), (d), (e), (f) and (g) for default claims contained in 34 CFR 682.406(a)(5). For loans serviced during the year ended December 31, 2002, Nelnet - Denver accurately categorized - and as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements for accurately categorizing - amounts pertaining to claims in the ED Form 799.

o For loans with timely-filing violations or due diligence violations that were cured during the year ended December 31, 2002, Nelnet - Denver documented that it performed - and, as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with requirements to perform - cure procedures required by 34 CFR 682 Appendix D [Bulletin 88-G-138]. For loans on which a cure was required but that were not cured during the year ended December 31, 2002, Nelnet - Denver properly categorized - and, as of December 31, 2002, Nelnet - Denver had effective internal control over compliance with the requirements to properly categorize the loans in the ED Form 799 prepared and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet
     - Denver and submitted to our lender clients.

Very Truly Yours,

Nelnet Loan Services, Inc.



/s/ Matthew D. Hall
----------------------
Matthew D. Hall
Executive Director
Nelnet Loan Services, Inc.